EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Occam Networks, Inc. of our report dated February 14, 2002 relating to the consolidated financial statements of Accelerated Networks, Inc, which appears in the Annual Report on Form 10-K of Accelerated Networks, Inc, for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 14, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Century City, California
June 24, 2002